SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission only
      (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  OXiGENE, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount Previously Paid:

    (2)   Form, Schedule or Registration Statement no.:

    (3)   Filing party:

    (4)   Date filed:

                                [GRAPHIC OMITTED]

                               321 ARSENAL STREET
                         WATERTOWN, MASSACHUSETTS 02472

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 11, 2001

                                   -----------


TO OUR STOCKHOLDERS:

   Please take notice that the 2001 annual meeting of the stockholders of OXiGENE, Inc., a Delaware corporation, will be held on Monday, June 11, 2001, at 1:00 p.m., local time, at OXiGENE's principal offices, 321 Arsenal Street, Watertown, Massachusetts 02472, for the following purposes:

      1. To elect eight Directors to hold office until the 2002 annual meeting;

      2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2001; and

      3. To transact such other business as may properly come before the annual meeting.

   Only stockholders of record at the close of business on the record date, April 12, 2001, are entitled to notice of, and to vote at, the annual meeting.


                                    By Order of the Board of Directors


                                    By: /s/ Bjorn Nordenvall
                                       -----------------------------------------
                                       Bjorn Nordenvall,
                                       President and Chief Executive Officer
                                       and Chairman of the Board of Directors

May 11, 2001

   YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES OR SWEDEN. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON.

                                [GRAPHIC OMITTED]

                               321 ARSENAL STREET
                         WATERTOWN, MASSACHUSETTS 02472

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                         ANNUAL MEETING OF STOCKHOLDERS
                              MONDAY, JUNE 11, 2001

                                   -----------


   OXiGENE's Board of Directors is soliciting proxies to be used at the 2001 annual meeting of stockholders. This proxy statement and the proxy card will be mailed to stockholders beginning May 11, 2001.

   Who Can Vote. Record holders of our Common Stock at the close of business on the record date, April 12, 2001, may vote at the annual meeting. On the record date, approximately 58 record holders held 11,375,593 shares of outstanding Common Stock.

   How You Can Vote. You can only vote your shares if you are either present in person or represented by proxy at the annual meeting. You can vote your proxy by completing and returning the enclosed proxy card by mail. If you return a properly signed proxy card, we will vote your shares as you direct. IF YOUR PROXY CARD DOES NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE YOUR SHARES "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" THE APPROVAL OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

   Revocation of Proxies. You can revoke your proxy at any time before it is exercised by any of these three methods: 1) by voting in person at the annual meeting; 2) by delivering a written notice of revocation dated after the proxy to our principal offices at 321 Arsenal Street, Watertown, Massachusetts 02472; or 3) by delivering another proxy dated after the proxy that you wish to revoke.

   Required Votes. Each share of Common Stock has one vote on all matters properly brought before the annual meeting. In order to conduct business at the annual meeting, a quorum, consisting of a majority of the outstanding shares of Common Stock as of the record date, must be present in person or represented by proxy at the meeting. The eight nominees for Director receiving the highest number of votes at the annual meeting will be elected.

   Designated blank spaces are provided on the proxy card to mark if you wish either to abstain on one or more of the proposals or to withhold authority to vote for any nominee for Director. Proxies submitted by brokers who do not indicate a vote for some or all of the items voted on because they do not have discretionary voting authority and have not received voting instructions are called "broker non-votes." Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Since our By-Laws require the affirmative vote of a majority of the shares present, in person or by proxy, an abstention on the proposal to ratify the selection of our auditors will have the practical effect of a negative vote since it represents one less vote for approval. With regard to the election of Directors, votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will not be counted for purposes of determining total votes cast and thus will have no effect on the outcome of the election of the Board of Directors.


                                  DEFINED TERMS

   "OXiGENE," "WE," "US," "OUR" or "COMPANY" means, collectively, OXiGENE, Inc. and its Swedish subsidiary, OXiGENE Europe AB.

   "NAMED EXECUTIVE OFFICER" means, collectively, Dr. Bjorn Nordenvall, our Chairman, President and Chief Executive Officer, our next three highest paid executive officers at the end of 2000, Dr. Ronald Pero, who retired as our Chief Scientific Officer in October 2000, and Bo Haglund, who stepped down as our Chief Financial Officer in May 2001.


                         PROPOSAL 1 - ELECTION OF DIRECTORS

   Information concerning the nominees for election to the Board of Directors is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. If elected, each Director would serve for a one-year term, expiring at the 2002 annual meeting of stockholders and until his successor is elected. We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them FOR the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. If we do not name a substitute nominee, the size of the Board of Directors will be reduced. We are not aware of any circumstances that would render any nominee for Director unavailable.

   Our Board of Directors currently consists of eight members, including six members who are "non-employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Each nominee for election to the Board of Directors is currently serving as a Director. The following information with respect to each nominee has been furnished to the Company by that nominee. The ages of the nominees are as of March 31, 2001.


MARVIN H. CARUTHERS, PH.D.

Age:......................... 61

Director Since:.............. 1996

Principal Occupation:........ Professor of Chemistry and  Biochemistry  at the
                              University of Colorado, Boulder, Colorado.

Business Experience:......... Scientific co-founder of, and a consultant to,
                              Amgen Inc., a biotechnology company engaged in the development of products derived from gene synthesis capabilities. Scientific co-founder of Applied Biosystems Inc., a biotechnology company engaged in the development of DNA synthesizers and protein sequencers, which is a division of The Perkin-Elmer Corporation.

Other Directorships:......... Array Biopharma, a biotech company, and Genomica, a biotech company.


JOEL-TOMAS CITRON

Age:......................... 38

Director Since:.............. 2000

Principal Occupation:........ Chief executive officer, President and Vice
                              Chairman of MasTec, Inc., an end-to-end provider of value added network infrastructure solutions.

Business Experience:......... Managing Partner, Triscope Capital, LLC, a private investment partnership from January 1998 to December 1998. Chairman of the Board, Proventus AB from January 1992 to December 1997.

Other Directorships:......... Telergy, Inc., a telecommunications company, and
                              Neff Corp., an equipment rental company.


GERALD A. EPPNER

Age:......................... 62

Director Since:.............. 1997

Principal Occupation:........ Partner, Cadwalader, Wickersham & Taft, a New York
                              law firm that provides certain legal services to the Company.

Business Experience:......... Domestic and international corporate and securities law matters. In private practice in New York City since 1966, and for more than five years prior thereto an employee of certain agencies and departments of the United States government.

Other Directorships:......... None


MICHAEL IONATA

Age:......................... 49

Director Since:.............. 1995

Principal Occupation:........ Director of Corporate Finance of Nordberg Capital
                              Inc., an investment banking firm based in New York City.

Business Experience:......... Employed by Nordberg Capital Inc. since May 1991.
                              Corporate finance and venture capital management at Den Norske Bank, a Norwegian bank, from May 1983 to May 1991. Specializing in valuations, cost-benefit analysis and restructurings at Coopers & Lybrand LLP prior to May 1983.

Other Directorships:......... None


ARTHUR B. LAFFER

Age:......................... 60

Director Since:.............. 1998

Principal Occupation:........ Chairman and chief executive officer of Laffer
                              Associates, an economic research and financial consulting firm.

Business Experience:......... Co-founder and chairman of Laffer Investments, an institutional money management firm. Member of President Ronald Reagan's Economic Policy Advisory Board from 1980 to 1988. Member of the Policy Committee and the board of directors of the American Council for Capital Formation in Washington, D.C. Distinguished University Professor at Pepperdine University, and a member of Pepperdine's board of directors. Charles B. Thornton Professor of Business Economics at the University of Southern California from 1976 to 1984. Associate Professor of Business Economics at the University of Chicago from 1970 to 1976. Consultant to the Secretaries of Treasury and Defense during the years 1972 to 1977. First chief economist at the Office of Management and Budget under George Shultz from October 1970 to July 1972, while on leave of absence from the University of Chicago.

Other Directorships:......... MasTec, Inc., an end-to-end provider of value added network infrastructure solutions, Neff
                              Corp., an equipment rental company, Vivendi
                              Environment, a French water and wastewater treatment company, and PacifiCare Health Systems Inc., a healthcare services company.


BJORN NORDENVALL, M.D., PH.D.

Age:......................... 49

Director Since:.............. 1995

Principal Occupation:........ OXiGENE's President and Chief Executive Officer
                              and Chairman of the Board of Directors.

Business Experience:......... General surgeon. President of Sophiahemmet AB, a
                              Stockholm-based hospital, from 1987 to September 1996. President of Carnegie Medicine AB, a biotechnology company, during 1983 and 1984. Practiced surgery at Danderyd Hospital, Stockholm, from 1977 through 1985. Consultant to Carnegie AB, a Swedish investment banking company, from 1984 through 1986. Consultant to Skandia Insurance Company, a Swedish insurance company, since 1984.

Other Directorships:......... None.


RONALD W. PERO, PH.D.

Age:......................... 61

Director Since:.............. 1988

Principal Occupation:........ Consultant to Company. Retired as OXiGENE's Chief
                              Scientific Officer in October 2000.

Business Experience:......... Research with specialty in the field of DNA repair and its relation to cancer treatment. Associate research professor from 1989 to 1994 and adjunct professor since 1994 at New York University Medical Center, Department of Environmental Medicine. Professor of Molecular Ecogenetics at the University of Lund in Lund, Sweden. Member of the American Association of Science, New York Academy of Sciences, International Preventive Oncology Society, European Society for Therapeutic Radiation Oncology, The American Association of Cancer Research, and Scientific Director of the Board of Trustees of the Swedish American Research Foundation.

Other Directorships:......... None.


PER-OLOF SODERBERG

Age:......................... 46

Director Since:.............. 1997

Principal Occupation:........ Chief executive officer of Dahl International AB, a wholesale sanitation and heating products company in Northern Europe.

Business Experience:......... Masters degree from Stockholm's School of
                              Economics and MBA from INSEAD, France. Over twenty years business experience, mainly with wholesale and trading companies located in Scandinavia, including: President of Dahl International for the past eleven years, a company which has grown from a local wholesaler to the leading wholesaler in its area with over 250 affiliates in Denmark, Norway, Poland, Sweden, Estonia and Finland.

Other Directorships:......... RATOS, a private equity company publicly listed in
                              Stockholm, Bergman & Beving, an industrial components trading company publicly traded in Stockholm, Martin Olsson, a food wholesaler based in Sweden, Skandia Investment Management, an insurance investment company, and a board member of the Stockholm School of Economics.


   UNLESS INDIVIDUAL STOCKHOLDERS INDICATE OTHERWISE, EACH RETURNED PROXY WILL BE VOTED "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE EIGHT NOMINEES NAMED ABOVE.


                          BOARD AND COMMITTEE MEETINGS

   During 2000, the Board of Directors held nine meetings and during 2001, to date, has held five meetings. In addition, the Board of Directors has established two committees whose functions and current members are noted below. The Audit Committee and Compensation Committee (collectively, the "Board Committees") are committees of the Board of Directors and consist solely of members of the Board of Directors. Each incumbent Director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board Committees on which he served during 2000.

   Audit Committee. The Audit Committee consists of Messrs. Joel-Tomas Citron, Gerald A. Eppner (Chairman) and Arthur B. Laffer. During 2000, the Audit Committee held four meetings and during 2001, to date, has held one meeting. The Audit Committee reviews: 1) the independent auditors' audit and other services;
2) the auditors' report on the Company's financial statements following completion of their audit; and 3) the Company's policies and procedures with respect to internal accounting and financial controls; and the Audit Committee makes annual recommendations to the Board of Directors regarding the appointment of independent auditors for the ensuing year. The Board of Directors has adopted a charter for the Audit Committee (attached hereto as Exhibit A), which is reviewed and reassessed annually by the Audit Committee. Certain of this information is set forth below in the Audit Committee Report.

   New Securities and Exchange Commission rules, effective as of December 15, 2000, require that we disclose our compliance with new National Association of Securities Dealers' ("NASD") listing standards, effective June 14, 2001, regarding the independence of our Audit Committee members and any inclusion on the Audit Committee of a non-independent Director. Currently, all of our Audit Committee members are "independent" as defined under Rule 4200(a)(14) of the NASD listing standards and as required by Rule 4350(d)(2)(A) of the NASD's listing standards, except Mr. Eppner, who serves as a non-independent Director of the Audit Committee. Mr. Eppner was elected to serve as a member of the Board of Directors and appointed to the Audit Committee in 1997 and has served as the Audit Committee's Chairman since that time. The Audit Committee independence requirements became effective more than three years after Mr. Eppner was first appointed to the Audit Committee. Because Mr. Eppner is a partner in Cadwalader, Wickersham & Taft ("Cadwalader"), a New York law firm that provides certain legal services to the Company, and the Company made payments to Cadwalader that exceeded 5% of the Company's consolidated gross revenues, or $200,000, whichever is more, in at least one of the past three years, Mr. Eppner does not qualify as an "independent director" under new Rule 4200(a)(14)(D) of the NASD listing standards. The Board of Directors has determined, with Mr. Eppner abstaining, that given: 1) major Company operational changes and discussions in late 2000 and early 2001, including the move of the Company's principal offices to Watertown, Massachusetts, which affected the Company's ability to seek new Board members prior to the date of this proxy statement; 2) Mr. Eppner's tenure and experience on the Audit Committee and intimate knowledge of the Company's activities coming within the scope of the Audit Committee; 3) his function as Chairman of and continuous membership on the Audit Committee since 1997; 4) his service and experience on audit committees of other public companies; 5) his academic training, which includes a postgraduate degree curriculum with substantial accounting requirements; 6) his past employment on the staff of the Securities and Exchange Commission as a financial examiner, a position that involved significant financial statement analysis and accounting experience, prior to his becoming a lawyer; 7) his actual, demonstrated independence and his status as a non-employee Director under Rule
4350(d)(2)(B) of the NASD's listing standards; and 8) the Company's intention to appoint a new Director who can serve on the Audit Committee as an independent Director before the 2002 annual meeting, there are exceptional and limited circumstances that support Mr. Eppner's continued membership on the Audit Committee as being in the best interests of the Company and its stockholders.

   Compensation Committee. The Compensation Committee consists of Messrs. Joel-Tomas Citron, Michael Ionata (Chairman) and Per-Olof Soderberg. During 2000, the Compensation Committee held ten meetings and during 2001, to date, has held one meeting. The Compensation Committee makes recommendations to the Board of Directors regarding executive compensation guidelines, the performance of our executive officers, appropriate compensation levels for our executives based on a comparative review of compensation practices of similarly situated businesses; and the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. Certain of this information is set forth below in the Report of Compensation Committee on Executive Compensation.


                            COMPENSATION OF DIRECTORS

   Fees. Directors receive no cash compensation for serving on the Board of Directors or committees thereof, other than reimbursement of reasonable expenses incurred in connection with meetings actually attended.

   Equity Incentives. Under the terms of the 1996 Stock Incentive Plan, non-employee Directors also receive, upon first being elected to the Board of Directors, options to purchase an aggregate of 55,000 shares. The options vest in five equal, annual, cumulative installments of 11,000 shares each.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than 10% of our Common Stock, to file with the Securities and Exchange Commission (the "SEC"), the Nasdaq National Market and the Company, reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. For these purposes, the term "other equity securities" would include options granted under our 1996 Stock Incentive Plan. Based solely on a review of the reports and representations provided to us by the above-referenced persons, we believe that during 2000 all filing requirements applicable to our reporting officers, Directors and greater-than-ten percent beneficial owners were properly and timely satisfied, except that Frederick Driscoll was late in filing a Form 3 to reflect a grant of 40,000 options to purchase Common Stock of the Company and Per-Olof Soderberg was late in filing a Form 5 to reflect his exercise of 20,000 options to purchase Common Stock of the Company. In making these statements, we have relied on representations of our Directors, officers and greater-than-ten percent beneficial owners and copies of reports they have filed with the SEC.


                       EXECUTIVE OFFICERS OF THE COMPANY

   See above for information pertaining to Dr. Nordenvall, the Company's Chairman, Chief Executive Officer and President.

   Frederick Driscoll, 50, joined OXiGENE in September 2000 as President of Operations and Finance. Prior to joining OXiGENE, from 1996 to 2000, Mr. Driscoll worked at Collagenesis Corporation, most recently as Senior Vice President of Finance and Operations. From April to September 1996, Mr. Driscoll was Corporate Controller at Microtouch Systems Inc. and prior to that he served in various management positions at Instrumentation Laboratory for 22 years.

   David Sherris, Ph.D., 48, joined OXiGENE in May 1998 as the Director of Drug Development, in June 1998 assumed the additional position of U.S. Operating Officer and in October 2000 was promoted to Vice President of Research and Development. Dr. Sherris' responsibilities include overseeing the development of OXiGENE's products. Dr. Sherris has over 17 years of experience in academics and industry. Prior to joining OXiGENE, from 1996 to 1998, Dr. Sherris was in charge of managing the external research program for the Department of Experimental Therapeutics at Ares Advanced Technology, a division of the Ares-Serono Group, a pharmaceutical company engaged in cancer and fertility therapeutics. Dr. Sherris also held managerial and research positions at Unilever Research, a division of Unilever N.V., a global chemical and pharmaceutical concern, from 1994 to 1996, and prior to that at Centocor, Inc., a biotechnology company engaged in a multitude of therapeutic indications including cardiovascular, oncologic and arthritic diseases, as well as a faculty position in the Division of Clinical Immunology, Department of Medicine, Mt. Sinai Medical Center, New York, New York.

   David (Dai) Chaplin, M.D., 45, was appointed Chief Operating Officer and Head of Research and Development in July 2000. From 1999 to 2000, Dr. Chaplin served as Vice President of Oncology at Aventis Pharma in Paris. Prior to the merger of Rhone Poulenc Rorer (RPR) with Hoechst Marion Roussell, Dr. Chaplin was Senior Director of Oncology at RPR from 1998 to 1999. From 1992 to 1998 Dr. Chaplin headed up the Cancer Research Campaign's (CRC) Tumor Microcirculation Group, based at the Gray Laboratory Cancer Research Trust, Mount Vernon Hospital, London. During this time, he was also a member of the CRC Phase I/II clinical trials committee. Dr. Chaplin also served as Section Head of Cancer Biology at Xenova in the U.K. from 1990 to 1992, and held a senior staff appointment at the British Columbia Cancer Research Centre from 1982 to 1990.

   Bo Haglund, 49, was appointed Chief Financial Officer in August 1996. From January 1992 to August 1996, Mr. Haglund was employed by the investment banking firm D. Carnegie AB ("Carnegie") in various capacities, most recently heading its London operations, focusing on the marketing of Nordic securities to U.K. investors. Prior to joining Carnegie, from November 1990 to January 1992, Mr. Haglund was executive vice president and chief financial officer of Swedish Exploration Consortium AB, a Swedish publicly-traded company engaged in oil and gas exploration. From January 1988 to October 1990, Mr. Haglund was vice president finance of Cool Carriers AB, a shipping company, and from April 1982 to December 1987, he was chief financial officer of Gulf Agency Group, a ship brokerage company. On May 2, 2001, Mr. Haglund stepped down as Chief Financial Officer but continues as an advisor to the Company until September 30, 2001.


                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

                                  INTRODUCTION

   Three of our Directors, Messrs. Joel-Tomas Citron , Michael Ionata (Chairman), and Per-Olof Soderberg, each of whom is a non-employee Director, constitute the Compensation Committee. The Compensation Committee, among other things, is responsible for making recommendations to the Board of Directors with respect to:

   (1) the compensation philosophy and compensation guidelines for our executives;

   (2) the role and performance of each of our executive officers, especially as these affect compensation;

   (3) appropriate compensation levels for our Chief Executive Officer and other executives based on a comparative review of compensation practices of similarly situated businesses; and

   (4) the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. An important consideration in respect of all these criteria is our overriding desire to retain cash and to compensate our managers in stock, which also has the effect of aligning their interests with the interest of the stockholders. As a practical matter, the Committee sets and administers all compensation of our management Director, Dr. Nordenvall, since Dr. Nordenvall does not participate in deliberations regarding or vote on compensation matters affecting him. The Board of Directors did not modify or reject any action or recommendation of the Compensation Committee regarding compensation for the 2000 fiscal year.

   This report sets out the Company's executive compensation philosophy and objectives, describes the components of our executive compensation program and describes the bases on which 2000 executive compensation determinations were made with respect to our executive officers, including those named in the Summary Compensation Table below.


                     COMPENSATION PHILOSOPHY AND OBJECTIVES

   It is our policy to maintain a flexible managerial and compensation structure so that we may continue to meet our evolving and changing supervisory needs, while tightly controlling our overhead expenses, as our business progresses. As part of this policy, we provide a compensation package that is intended to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of our stockholders. We also recognize that competition in our markets is strong both for obtaining and retaining high quality executives and key employees, and that we must meet the standards of the marketplace if we are to fulfill our managerial and employee goals.

   In 2000, total cash remuneration arrangements with the Company's executive officers serving from time to time amounted to approximately $1,117,728. The Company's policy has been, and continues to be, to maintain a relatively small number of executives and other employees and to rely as much as possible on consultants and independent contractors for its research, development, pre-clinical and clinical trials.


                         COMPENSATION PROGRAM COMPONENTS

   Consistent with our executive compensation objectives, compensation for the senior managers consists of two elements: an annual base salary and long-term incentive compensation.

   Annual Base Salary. Base salaries for executive officers are determined with reference to a salary range for each position. Salary ranges are determined by evaluating a particular employee's position and comparing it with what are believed to be representative prevailing norms for similar positions in similarly-sized companies. Within this salary range, an executive's initial salary level is determined largely through Compensation Committee judgment based on our experience. Salaries are determined at a level to attract, motivate and retain superior executives. We determine annual salary adjustments based on the Company's performance, the individual executive's contribution to that performance, prevailing norms and our knowledge and experience.

   Long-Term Incentive Compensation. Long-term incentive compensation is provided by the grant of options to purchase shares of Common Stock under the Company's stock incentive plans. In considering awards, the Compensation Committee takes into account such factors as prevailing norms for the ratio of options outstanding to total shares outstanding, the relative influence each position will have on the building of stockholder value over the long term, and the amount, vesting and expiration dates of each executive's outstanding options. We look at each executive's total compensation package and, taking into account our desire to minimize cash outlays as a matter of policy based on fiscal prudence, we expect our executives and key employees to look at the incentive compensation component as being the predominant feature of their overall compensation package. This policy is in contrast to that of a number of other biopharmaceutical companies.

   Consultant's Compensation. The Company continues to rely to a great extent on consultants, including, among others, the members of our Scientific Advisory Board and the Clinical Trial Advisory Board, in the areas of research and development, clinical trials and clinical trial management and marketing. We believe that, at least presently, it is less expensive and more efficient to engage consultants rather than to expand the Company's overhead by hiring individuals for these positions. In order to retain their motivation and long-term commitment, and in order to conserve cash, from time to time these consultants will be granted options under the Company's stock incentive plans. Indeed, as a matter of policy, we currently are moving in the direction of increasing the relative portion of our consultants' compensation that is comprised of equity interests, particularly stock options.

   Other. Based on currently prevailing authority, including proposed Treasury regulations, and in consultation with outside tax and legal experts, we have determined that it is unlikely that we would require the Company to pay any amounts in 2001 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly we have not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax provisions.


                                    RESPECTFULLY SUBMITTED,

                                    THE COMPENSATION COMMITTEE


                                    By: /s/ Michael Ionata
                                       -----------------------------------------
                                       Michael Ionata (Chairman)
                                       Per-Olof Soderberg
                                       Joel-Tomas Citron


              PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

   Our Board of Directors has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2001. Ernst & Young LLP has audited our financial statements since 1992. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

   Stockholder ratification of the appointment of Ernst & Young LLP as our independent auditors is not required by our By-Laws or otherwise. However, we are submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of what we consider to be good corporate practice. If the stockholders fail to ratify the appointment, we will reconsider whether or not to retain that firm. Even if the appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.


                                   AUDIT FEES

   The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $130,000.


          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

   There were no fees billed by Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.


                                 ALL OTHER FEES

   The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000, were $29,700.

   The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.


                             AUDIT COMMITTEE REPORT

   The members of the Audit Committee (the "Committee") have been appointed by the Board of Directors (the "Board") and is comprised of three Directors. The members of the Committee are Messrs. Joel-Tomas Citron, Gerald A. Eppner (Chairman), and Arthur B. Laffer. The Committee is governed by a charter (attached as Exhibit A) which has been adopted by the Board and is reviewed and reassessed annually by the Committee.

   This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to Regulation 14A or 14C under the Exchange Act, except as specifically provided under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that this Audit Committee Report be treated as soliciting material or specifically incorporates this Audit Committee Report by reference therein.

   The Committee reviews the scope and timing of the independent auditors' audit and other services, the auditors' report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Committee also makes annual recommendations to the Board regarding the appointment of independent auditors for the ensuing year.

   Management is responsible for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements. The Committee reviewed the Company's audited financial statements for the year ended December 31, 2000 and met with both management and the Company's external auditors to discuss those financial statements. Management and the external auditors have represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

   The Committee has received from the independent auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence. The Committee also discussed with the independent auditors any matters required to be discussed by Statements on Auditing Standards No. 61, as may be modified or supplemented.

   Based upon the reviews and discussions described in this Audit Committee Report, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.


                                    RESPECTFULLY SUBMITTED,

                                    THE COMPENSATION COMMITTEE


                                    By: /s/ Gerald A. Eppner
                                       -----------------------------------------
                                       Gerald A. Eppner (Chairman)
                                       Arthur B. Laffer
                                       Joel-Tomas Citron


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   As of April 12, 2001, the following is the only entity (other than the Company's employees as a group) known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock.

       NAME AND ADDRESS OF            TOTAL NUMBER OF SHARES   PERCENT
         BENEFICIAL OWNER               BENEFICIALLY OWNED     OF CLASS
-----------------------------------   ----------------------   --------

ODIN Fondene (1)...................          819,995             7.21%
  c/o ODIN Forvaltning Box
  1771, Vika,
  Oslo, Norway

------------

      The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Common Stock was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.


                        SECURITY OWNERSHIP OF MANAGEMENT

   The following information with respect to the outstanding shares of Common Stock beneficially owned by each Director of the Company, each nominee for Director of the Company, each executive officer named in the Summary Compensation Table under Executive Compensation below and all Directors and executive officers of the Company as a group, is furnished as of March 31, 2001. Except as otherwise noted, each person listed in the table owns all shares directly and has sole voting and investment power.

                                                                                      NUMBER OF
                                                      NUMBER OF                      SHARES THAT
                                  NUMBER OF          SHARES THAT                        MAY BE
                                    SHARES              MAY BE                         ACQUIRED
                                 BENEFICIALLY          ACQUIRED                       AFTER MORE
                                  OWNED AND           WITHIN 60                        THAN 60
                                  NATURE OF            DAYS BY                         DAYS BY
                                  BENEFICIAL            OPTION        PERCENT OF        OPTION
         NAME(1)                 OWNERSHIP **          EXERCISE      COMMON STOCK      EXERCISE
---------------------------     -------------        ------------    ------------     ----------
Ronald W. Pero ............        485,233             210,000            4.27%               --
Bjorn Nordenvall ..........        662,553(2)          345,053(3)         5.82%           30,000
Per-Olof Soderberg ........        240,530(4)               --            2.11%               --
David Sherris .............         56,000              55,000           *                27,500
Bo Haglund ................         64,253(5)               --           *                    --
Michael Ionata ............         33,552              33,552(6)        *                51,448
Marvin H. Caruthers .......         30,052(7)           28,552           *                51,448
Arthur B. Laffer ..........         39,521              31,521           *                48,479
Gerald A. Eppner ..........         33,658              31,658           *                48,342
David Chaplin .............             --                  --           *                45,000
Frederick Driscoll ........             --                  --           *                40,000
Joel-Tomas Citron .........         11,547              11,547           *                19,430
All Directors and
 executive officers as a
 group (twelve persons) ...      1,656,899             746,883           14.57%          361,647

---------------

*   Indicates less than one percent.

** Amounts include the shares shown in the next column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days (on or before May 31, 2001).

(1) Each person listed in the table is a Director of the Company or a named executive officer, with an address at c/o OXiGENE, Inc., 321 Arsenal Street, Watertown Massachusetts 02472.

(2) Includes 160,500 shares held by a corporation organized under the laws of Sweden of which Dr. Nordenvall's family is the sole stockholder; 77,000 shares held through a capital insurance placed by Dr. Nordenvall; and 80,000 shares received upon the exercise of options, which 40,000 shares remain subject to forfeiture and certain transfer restrictions, as provided in the option agreement between Dr. Nordenvall and the Company.

(3) Includes 345,053 options held by B. Omentum AB, a company organized under the laws of Sweden of which Dr. Nordenvall's family is the sole shareholder. The Company has a consulting agreement with B. Omentum AB. See "Certain Relationships and Related Transactions."

(4) Includes 1,320 shares held by Mr. Soderberg's wife and minor children and 80,000 shares received upon the exercise of options, 50,513 of which shares remain subject to forfeiture, and all of which remain subject to certain transfer restrictions, as provided in the option agreement between Mr. Soderberg and the Company.

(5) Includes 64,253 shares received upon the exercise of options, 20,000 of which shares remain subject to forfeiture and all of which remain subject to certain transfer restrictions, as provided in the option agreement between Mr. Haglund and the Company.

(6) Includes 5,000 options held by Nordberg Capital Inc., a New York investment banking firm, of which Mr. Ionata is Director of Corporate Finance. Mr. Ionata disclaims beneficial ownership of the option shares.

(7) Includes 1,000 shares held by his spouse in trust for his children, as to which Dr. Caruthers disclaims beneficial ownership.


                             EXECUTIVE COMPENSATION

   The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to our named executive officers for services rendered in all capacities to OXiGENE.


                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                            ANNUAL COMPENSATION    COMPENSATION
                                            -------------------    ------------
                                                                    SECURITIES
                                                                    UNDERLYING
      NAME AND PRINCIPAL POSITION           YEAR     SALARY ($)       OPTIONS
----------------------------------------    ----     ----------     ------------

Bjorn Nordenvall                            2000     300,000(2)       40,000(1)
  President and Chief Executive Officer     1999     300,000(2)      130,000(3)
                                            1998     300,000(2)      120,053(4)

Ronald W. Pero                              2000     231,832(5)           --
  Chief Scientific Officer*                 1999     241,572(5)           --
                                            1998     260,366(5)       46,821(6)

Frederick Driscoll                          2000      41,827(7)       40,000
  President of Operations and Finance       1999          --              --
                                            1998          --              --

David Chaplin                               2000     150,000(8)       45,000
  Chief Operating Officer and               1999          --              --
  Head of Research and Development          1998          --              --


David Sherris                               2000     263,590(9)           --
  Vice President of Research and            1999     148,942          37,500
  Development                               1998      72,115          45,000


Bo Haglund                                  2000     130,479          30,000(10)
  Chief Financial Officer**                 1999     110,582          10,000(11)
                                            1998     119,300          24,253(12)

---------------

* Dr. Pero retired as Chief Scientific Officer in October 2000, but continues as a consultant to the Company.

** Mr. Haglund stepped down as the Company's Chief Financial Officer on May 2, 2001.

(1) Includes 40,000 options that were exercised in 2000 for 40,000 shares, all of which remain subject to forfeiture and certain transfer restrictions, as provided in the option agreement between Dr. Nordenvall and the Company.

(2) Includes consulting fees for 2000 of $75,000, 1999 of $162,500, and for 1998 of $250,000. These consulting fees were paid to B. Omentum Consulting AB, a company organized under the laws of Sweden of which Dr. Nordenvall's family is the sole shareholder. See "Certain Relationships and Related Transactions."

(3)  Includes 40,000 options that were exercised in 1999 for 40,000 shares.

(4) In connection with a repricing effected in December 1998, 120,053 options were granted in exchange for 165,000 options granted in 1996.

(5) Includes compensation that was deferred at the election of Dr. Pero totaling 200,000 in 1998, 180,000 in 1999 and $180,000 in 2000.

(6) In connection with a repricing effected in December 1998, 46,821 options were granted in exchange for 60,000 options granted in 1997. Dr. Pero received 46,821 shares upon the exercise of these options.

(7)  Mr. Driscoll began employment with the Company in October 2000.

(8)  Mr. Chaplin began employment with the Company in March 2000.

(9) Dr. Sherris became Director of Drug Development in May 1998, U.S. Operating Officer in August 1998, and Vice President of Research and Development in October 2000.

(10) Includes 30,000 options that were exercised in 2000 for 30,000 shares, of which 20,000 shares remain subject to certain transfer restrictions, as provided in the option agreement between Mr. Haglund and the Company.

(11) Includes 10,000 options that were exercised in 1999 for 10,000 shares.

(12) In connection with a repricing effected in December 1998, 24,253 options were granted in exchange for 30,000 options granted in 1996. Mr. Haglund received 24,253 shares upon the exercise of these options.


                      EMPLOYMENT AND CONSULTING AGREEMENTS.

   Employment Agreement with Bjorn Nordenvall. In October 1995, the Company entered into an employment agreement with Dr. Nordenvall. The employment agreement was amended in July 1999, and currently provides for a base salary of $225,000 per year. The employment agreement provides that either party may terminate the agreement on ninety days' prior notice. In addition, in October 1995, the Company entered into a consulting agreement with B. Omentum AB, a company organized under the laws of Sweden of which Dr. Nordenvall's family is the sole shareholder, pursuant to which the Company pays Omentum a consulting fee of $75,000 per year - see Certain Relationships and Related Transactions below.

     Employment Agreement with Ronald Pero. In April 1997, the Company entered into an employment agreement with Dr. Ronald Pero. The agreement provided for a base salary of $240,000 per year. Pursuant to a prior deferred compensation arrangement, Dr. Pero has deferred compensation of: $155,000 in 1997; $200,000 in 1998, $180,000 in 1999 and $180,000 in 2000. Dr. Pero continues as a consultant to the Company - see Certain Relationships and Related Transactions below.

   Employment Agreement with Frederick Driscoll. In October 2000, the Company entered into an employment agreement with Mr. Driscoll, the Company's President of Operations and Finance. Pursuant to the agreement, Mr. Driscoll receives a base salary of $250,000 per year. The Company may terminate the agreement on six months' prior notice and Mr. Driscoll may terminate the agreement on ninety days' prior notice.

   Employment Agreement with David Chaplin. In March 2000, the Company entered into an employment agreement with Mr. Chaplin, the Company's Chief Operating Officer and Head of Research and Development. Pursuant to the agreement, Mr. Chaplin receives a base salary of $250,000 per year. In addition, Mr. Chaplin received a signing fee of $25,000 upon signing the employment agreement and another $25,000 in March 2001. The Company may terminate the agreement on sixty days' prior notice and Mr. Chaplin may terminate the agreement on thirty days' prior notice.

   Employment Agreement with David Sherris. In January 1999, the Company entered into an employment agreement with Dr. Sherris, the Company's Vice President of Research and Development. Pursuant to the agreement, Dr. Sherris receives a base salary of $226,000 per year. The Company may terminate the agreement on one hundred twenty days' prior notice and Dr. Sherris may terminate the agreement on thirty days' prior notice.

   Employment Agreement with Bo Haglund. In August 1999, the Company entered into an employment agreement with Mr. Haglund, the Company's Chief Financial Officer. Pursuant to the agreement, Mr. Haglund receives a base salary of approximately $110,000 per year (Mr. Haglund receives his salary in Swedish kronors.). Either party may terminate the agreement on six months' prior written notice. On May 2, 2001, Mr. Haglund stepped down as Chief Financial Officer but continues as an advisor to the Company until September 30, 2001.


                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

   The table below provides information regarding stock options granted to each named executive officer during fiscal year 2000.

                                      PERCENT                                        POTENTIAL
                                      OF TOTAL                                  REALIZABLE VALUE AT
                       NUMBER OF       OPTIONS                               ASSUMED ANNUAL RATES OF
                       SECURITIES     GRANTED TO                             STOCK PRICE APPRECIATION
                       UNDERLYING     EMPLOYEES                                   FOR OPTION TERM
                        OPTIONS       IN FISCAL   EXERCISE    EXPIRATION     -------------------------
      NAME              GRANTED         YEAR      PRICE ($)   DATE            5% ($)(*)     10% ($)(*)
----------------        -------       ---------   ---------   ----------     ----------     ----------
Bjorn Nordenvall         40,000        25.81%       11.75      5/26/10         295,580        749,059

Fred Driscoll            40,000        25.81%        7.50     10/20/10         188,668        478,123

David Chaplin            45,000        29.03%        9.88      7/5/10          279,465        708,578

Bo Haglund               10,000         6.45%       11.75      5/26/10          73,895        187,265
Bo Haglund               10,000         6.45%       11.75      5/26/10          73,895        187,265
Bo Haglund               10,000         6.45%        7.88     10/18/10          49,525        125,587

------------

* The dollar amount under each of these columns assumes that the market price of the Company's Common Stock from the date of the option grant appreciates at the cumulative annual rates of 5% and 10%, respectively, over the option term of ten years. The assumed rates of 5% and 10% were established by the SEC and, therefore, are not intended to forecast possible future appreciation of the Company's Common Stock.


              OPTION EXERCISES AND HOLDINGS AS OF DECEMBER 31, 2000

   The following table sets forth, as of December 31, 2000, the number of unexercised options held by each named executive officer and the value thereof based on the closing bid price of the Common Stock of $5.875 on December 29, 2000.


             AGGREGATED OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/WARRANT VALUES

                                                         NUMBER OF        VALUE OF
                                                        UNEXERCISED      UNEXERCISED
                                                         OPTIONS/         OPTIONS/
                                                        WARRANTS AT      WARRANTS AT
                            SHARES                        FY-END         FY-END ($)
                           ACQUIRED         VALUE      EXERCISABLE/     EXERCISABLE/
       NAME              ON EXERCISE    REALIZED ($)   UNEXERCISABLE    UNEXERCISABLE
-------------------      -----------    ------------   --------------   -------------
Bjorn Nordenvall(1)         40,000            0        345,053/70,000          0/0
Ronald W. Pero                  --           --        210,000/0          34,200/0
Frederick Driscoll              --           --              0/40,000          0/0
David Chaplin                   --           --              0/45,000          0/0
David Sherris                   --           --         55,000/27,500          0/0
Bo Haglund(2)               30,000            0              0/20,000          0/0

------------

(1) Includes 40,000 shares received upon the exercise of options, all of which shares remain subject to forfeiture and certain transfer restrictions, as provided in the option agreement between Dr. Nordenvall and the Company. Also includes 30,000 currently unexercisable options, for which the exercise price is not presently determinable, but will be based on the price of the Company's Common Stock at the time of determination.

(2) Includes 30,000 shares received upon the exercise of options, 20,000 of which shares remain subject to forfeiture and all of which remain subject to certain transfer restrictions, as provided in the option agreement between Mr. Haglund and the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Omentum Consulting Agreement. In October 1995, we entered into a consulting agreement with B. Omentum Consulting AB, a company organized under the laws of Sweden ("Omentum") of which the family of Dr. Bjorn Nordenvall, our Chairman, President and Chief Executive Officer, is the sole shareholder. Pursuant to the agreement, as amended in July, 1999, we pay Omentum an annual consulting fee of $75,000.

   Ronald Pero Consulting Agreement. In September 2000, we entered into a consulting agreement with Dr. Ronald Pero for a period ending in September 2001, during which time Dr. Pero shall provide advisory and consulting services that are requested by the Company. Pursuant to the agreement, we pay Dr. Pero $240,000 per year.


                      STOCKHOLDER RETURN PERFORMANCE GRAPH

   The following chart shows cumulative total shareholder return on our Common Stock, compared with the Standard & Poor's Midcap 400 Index and the Standard & Poor's Biotechnology Midcap.

                                [CHART OMITTED]

                                                 PREPARED BY STANDARD & POOR'S
                                      COMPUSTAT CUSTOM BUSINESS UNIT - 4/25/01

                                           S&P MIDCAP 400     S&P BIOTECHNOLOGY
 MEASUREMENT PERIOD     OXiGENE, INC.           INDEX              MIDCAP
 ------------------     -------------      --------------     -----------------
      12/29/95             100                 100                 100
      12/31/96             221.18              119.20               88.41
      12/31/97             164.71              157.65               87.07
      12/31/98             101.18              187.77              156.61
      12/31/99             147.06              215.41              281.32
      12/29/00              55.29              253.12              423.86


                                OTHER INFORMATION


                            EXPENSES OF SOLICITATION

   We will bear the costs of soliciting proxies from our stockholders. We will make this solicitation by mail, and our Directors, officers and employees may also solicit proxies by telephone or in person, for which they will receive no compensation other than their regular compensation as Directors, officers or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of the Company's voting securities. The Company will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.


                              STOCKHOLDER PROPOSALS

   Your eligibility as a stockholder to submit proposals, the proper subjects of such proposals and other issues governing stockholder proposals are regulated by the rules adopted under Section 14 of the Securities Exchange Act of 1934, as amended. If you wish to submit a proposal for inclusion in our proxy materials for the 2002 annual meeting of stockholders, we must receive your proposal at our principal offices, 321 Arsenal Street, Watertown Massachusetts 02472, no later than December 28, 2001. In addition, if you wish to bring a proposal before the 2002 annual meeting of stockholders but do not wish to have such proposal included in our proxy statement for that meeting, you must give us written notice of your proposal at the address set forth in the preceding paragraph, on or before March 13, 2002 in order for your proposal to be considered timely. The persons designated as our proxies in connection with the 2002 annual meeting will have discretionary voting authority with respect to any stockholder proposal of which we do not receive timely notice.

   Each proposal submitted should include the full and correct name and address of the stockholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The stockholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good reason for not doing so.


                                  ANNUAL REPORT

   A copy of our Annual Report to Stockholders is being provided to each of our stockholders with this Proxy Statement. Additional copies may be obtained by writing to OXiGENE, Inc., 321 Arsenal Street, Watertown Massachusetts 02472.


                                    By Order of the Board of Directors


                                    By: /s/ Bjorn Nordenvall
                                       -----------------------------------------
                                       Bjorn Nordenvall,
                                       President and Chief Executive Officer
                                       and Chairman of the Board of Directors

May 11, 2001

                                   APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    AUDIT COMMITTEE PURPOSE

      A. The Audit Committee's role is one of oversight. Management is responsible for preparing the Company's financial statements and the external auditor is responsible for auditing those financial statements.

      B. The Audit Committee shall be appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities shall be to:

            o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding financial, accounting, and legal compliance.

            o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

            o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

      C. The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and shall have direct access to the independent auditors as well as anyone else in the Company. The Audit Committee shall be authorized to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.   AUDIT COMMITTEE COMPOSITION AND MEETINGS

      A. Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. for audit committee members of companies quoted on the NASDAQ National Market. On or before June 14, 2001: (i) the Audit Committee shall be comprised of three or more directors, as such number shall be determined by the Board;
            (ii) each member shall be an independent non-executive director who is free from any relationship that could interfere with the exercise of his or her independent judgment; and (iii) all members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience which results in such member's financial sophistication.

      B. Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

      C. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet privately in executive session at least annually with management, the senior internal auditing executive, the independent auditors, and as a committee to discuss any matters that the Audit Committee or any of the foregoing persons believes should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures prior to public release of information. Notwithstanding the foregoing, the procedures set forth in this paragraph are intended as guidelines, to be followed as practicable, and not as mandatory requirements.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The Audit Committee shall:

      Review Procedures
      -----------------

      A. Review and reassess the adequacy of this Charter at least annually and suggest revisions as appropriate; submit the Charter to the Board for approval and ensure that the Charter is published at least every three years in accordance with SEC regulations.

      B. Review the Company's annual audited financial statements prior to filing or distribution. Review shall include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

      C. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

      D. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution.

      E. Discuss with the independent auditors any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 61, as may be modified or supplemented. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of such review.

      Independent Auditor
      -------------------

      F. Annually recommend to the Board the appointment of independent auditors, which auditors shall ultimately be accountable to the Audit Committee and the Board.

      G. Review the independence and performance of such auditors and approve any discharge of such auditors when circumstances warrant.

      H. Review fees and other significant compensation to be paid to the independent auditors, which fees and compensation shall be subject to the Audit Committee's approval.

      I. Review the independent auditors' engagement letter and audit plan and discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

      J. On an annual basis, review and discuss with the independent auditors all significant relationships that the independent auditors have with the Company that could impair such auditors' independence and recommend that the Board take appropriate action to ensure such independence.

      K. Ensure that the independent auditors provide the Audit Committee with the written disclosures and letter required by Independent Standards Board Standard No.1 as may be modified or supplemented and review such disclosures and letter.

      L. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in the Company's financial reporting.

      M. Obtain from the independent auditor assurance that section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

      Internal Audit Department and Legal Compliance
      ----------------------------------------------

      N. Review the Company's budget, business plan, changes in such plan, activities, organizational structure, and qualifications of the Company's internal audit department, as needed.

      O. Review the appointment, performance, and, when necessary, replacement of the Company's senior internal audit executive.

      P. Review significant reports prepared by the Company's internal audit department together with management's response and follow-up to these reports.

      Q. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies and the response to such inquiries.

      Other Audit Committee Responsibilities
      --------------------------------------

      R. Annually prepare a report to shareholders as required by the Securities and Exchange Commission and ensure that such report is included in the Company's annual proxy statement.

      S. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

      T. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and the Company's certificate of incorporation, bylaws and other internal procedures.

      U. Review with the independent auditor any problems or difficulties the auditor might have encountered and any letter to management provided by the auditor and the Companies response to that letter. Such review should include:

            a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

            b. Any changes required in the planned scope of the internal audit.

            c. The internal audit department responsibilities, budget and staffing.

      V. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

      W. Maintain minutes of the Committee's meetings and periodically report to the Board on significant results of the foregoing activities.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such activities shall remain the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, among management, the independent auditors or the internal audit department or to assure compliance with laws and regulations.

                                  OXiGENE, INC.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2001. The undersigned hereby appoints Frederick Driscoll and David Chaplin, and each of them, with full power of substitution, proxies to vote all shares of Common Stock of OXiGENE, Inc., a Delaware corporation (the "Company"), owned by the undersigned at the 2001 Annual Meeting of Stockholders of the Company to be held at the Company's principal offices at 321 Arsenal Street, Watertown Massachusetts 02472, on June 11, 2001, at 1:00 p.m., local time, and at any and all adjournments or postponements thereof.

   THE SHARES RESPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

   THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.

   PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

SEE REVERSE SIDE
(Continued and to be signed on reverse side.)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                  OXiGENE, INC.

                                  JUNE 11, 2001

                 Please Detach and Mail in the Envelope Provided


A [X]  PLEASE MARK YOUR VOTES      FOR all nominees      WITHHOLD AUTHORITY to
       AS IN THIS EXAMPLE          listed at right       vote for all nominees
                                 (except as marked to       listed at right
                                 the contrary below)

1.  Election of Directors.               [  ]                     [  ]            Nominees:   Marvin H. Caruthers
                                                                                              Joel-Tomas Citron
                                                                                              Gerald A. Eppner
                                                                                              Michael Ionata
                                                                                              Arthur B. Laffer
                                                                                              Bjorn Nordenvall
                                                                                              Ronald W. Pero
                                                                                              Per-Olof Soderberg

To withhold authority to vote for an individual nominee, print the name of such nominee on the line provided.

-------------------------------------------


2.  Ratification of Ernst & Young LLP as                            FOR                AGAINST            ABSTAIN
    Independent Auditors.                                          [  ]                  [  ]              [  ]
3.  OTHER MATTERS:
    Discretionary authority is hereby granted with                 [  ]                  [  ]              [  ]
    respect to such other matters as may properly come
    before the meeting or any adjournment or
    postponement thereof.


SIGNATURES ___________________________________________     DATE________________

Note: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy.